Exhibit 99.1

TheStreet.com Acquires Corsis, Including Promotions.com

Accelerates Shift to Higher-Margin Advertising Revenue

NEW YORK, August 2, 2007 (BUSINESSWIRE) -- TheStreet.com, Inc. (NASDAQ: TSCM), a leading provider of financial commentary, analysis, research, news and ratings, today announced that it has acquired Corsis – a leading provider of custom solutions for advertisers, marketers and content publishers, which includes Promotions.com, a full-service online promotions agency that implements interactive promotions for some of the largest brands in the world.

The acquisition will propel TheStreet.com forward in its strategy to become a premier one-stop shop for advertisers, advertising agencies and corporations in search of a broad spectrum of innovative, interactive advertising solutions, while further expanding the Company’s current advertising offerings.

“Advertisers are asking for more than search and banner campaigns,” said Thomas J. Clarke Jr., chairman and chief executive officer of TheStreet.com. “The acquisition of Corsis and Promotions.com will address our advertisers’ demand for more integrated marketing campaigns that are being requested of all publishers. This acquisition will provide us with a robust technology platform, setting the foundation for the integration of future acquisitions, and we expect that it will allow us to expand our gross margins.”

Online advertising has evolved from banner tiles, to search, to the interactive campaigns most effective in today’s Web 2.0 world. Online promotion is part of a rapidly expanding multi-billion dollar market. The acquisition announced today positions the Company for significant growth in this developing category.

“We see exploding demand in online promotions from our Fortune 100 client base including Kraft Foods and HSBC, as well as agencies such as The Marketing Store,” said Gregg Alwine, co-President of Corsis. "With the resources, brand recognition and network of advertisers of TheStreet.com behind us, we believe we can capture this opportunity and expand our leadership in the space.”

The purchase price of the acquisition of Corsis Technology Group II LLC is approximately $20.7 million, consisting of approximately $12.5 million in cash (including approximately $3.3 million in debt repayment) and 694,230 shares of unregistered common stock of TheStreet.com. The Company expects the acquisition to be immediately accretive.

TheStreet.com will conduct a conference call today August 2, 2007, at 4:30 pm EST to discuss today’s announcement. To participate in the call, please dial 800.299.0148 and enter passcode 37711785. The Company will provide a replay beginning today at 6:30 pm EST until midnight on August 9, 2007 at: 888-286-8010, passcode: 81611950. To access a webcast of the event, please visit:
http://phx.corporate-ir.net/playerlink.zhtml?c=65508&s=wm&e=1618522

About TheStreet.com, Inc.
TheStreet.com, Inc. (Nasdaq: TSCM) is a leading multimedia provider of business, investment and ratings content, available through its proprietary properties, which include Web sites, email subscription services, syndication and audio and video programming. Founded in 1996, TheStreet.com, Inc. pioneered the electronic publishing of financial information on the Internet. Today, the Company offers proprietary information on stocks, mutual funds, exchange traded funds (ETFs) and financial institutions, including various insurers; HMOs; Blue Cross Blue Shield plans; banks and savings and loans. The Company’s breadth of top-grade services empowers a wide audience of retail and professional investors, by delivering information they can rely upon to make sound, informed financial decisions.

Cautionary Statement Concerning Forward-Looking Statements
Statements contained in this release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” and elsewhere in our 2006 annual report on Form 10-K and reports on Form 10-Q and Form 8-K, and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements included in this release are made only as of the date of this release, and, under Section 27A of the Securities Act and Section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

SOURCE: TheStreet.com, Inc.

CONTACTS:

Chaela Volpe, Investor Relations Manager, TheStreet.com
Email: Chaela.Volpe@thestreet.com
Phone: 212-321-5008